                                                                Exhibit (p) 1.12

Frank Russell Company

U.S. Code of Ethics

May 2003

                             FRANK RUSSELL COMPANY

                              U.S. Code of Ethics

                                    May 2003

                               TABLE OF CONTENTS

TAB 1 - INTRODUCTION...................................................................................1

I.    Overview.........................................................................................1

II.   Purpose..........................................................................................1

III.  Applicability....................................................................................2

TAB 2 - ETHICAL STANDARDS .............................................................................3

I.    Introduction.....................................................................................3

II.   Statement of Purpose and Value...................................................................3

III.  Conflicts of Interest............................................................................3

IV.   Ethics Hotline...................................................................................4

V.    Dispute Resolution...............................................................................4

TAB 3 - PRIVACY AND CONFIDENTIALITY OF NONPUBLIC INFORMATION...........................................5

I.    Obligation to Protect and to Maintain the Confidentiality of Nonpublic Information...............5

II.   Nonpublic Information............................................................................5

III.  Public Statements by Associates of Russell.......................................................7

TAB 4 - INSIDER TRADING AND OTHER RESTRICTED TRADING PRACTICES.........................................9

I.    Overview.........................................................................................9

II.   Policy Statement.................................................................................9

III.  Watch Lists.....................................................................................10

IV.   Creation and Maintenance of the Watch List .....................................................11

V.    Penalties.......................................................................................12

TAB 5 - PERSONAL SECURITIES ACCOUNTS AND TRANSACTION REPORTING........................................13

I.    Reporting of Personal Securities Accounts and Securities Held Directly..........................13

II.   Reporting of Private Securities Transactions....................................................14

III.  Approval of Securities Transactions for Access Persons..........................................15

IV.   Restrictions and Exceptions Under PSA and Transaction Reporting Requirements....................15

TAB 6 - OUTSIDE BUSINESS AFFILIATIONS, EMPLOYMENT, AND COMPENSATION...................................17

I.    General Policy..................................................................................17

II.   Service as a Director...........................................................................17

III.  Service on the Board of Charitable Organizations................................................17

TAB 7 - GIFTS & ENTERTAINMENT.........................................................................19

I.    General Policy..................................................................................19

II.   Accepting Gifts.................................................................................19

III.  Gift Reporting Procedures.......................................................................20

IV.   Giving Gifts....................................................................................20

V.    Honoraria.......................................................................................21

TAB 8 - INTERNATIONAL BUSINESS ACTIVITIES POLICY (FOREIGN CORRUPT PRACTICES ACT GUIDELINES)...........22

TAB 9 - ANTI-MONEY LAUNDERING POLICY..................................................................23

TAB 10 - MANAGING POTENTIAL CONFLICTS OF INTEREST.....................................................24

I.    Overview........................................................................................24

II.   Alignment of Client Interests...................................................................24

III.  Potential for Conflicts.........................................................................24

IV.   General Procedures for Managing Potential Conflicts of Interest.................................24

V.    Specific Policies for Managing Potential Conflicts of Interest..................................25

VI.   Procedures......................................................................................25

VII.  Russell Client Responsibilities.................................................................26

VIII. Additional Information..........................................................................26

TAB 11 - USE OF COMPUTER RESOURCES AND INFORMATION ASSETS.............................................27

I.    Overall Corporate Policy........................................................................27

II.   Specific Standards..............................................................................27

TAB 12 - SANCTIONS....................................................................................28

TAB 13 - GLOSSARY.....................................................................................29

TAB 14 - FORMS........................................................................................32

                                                                           Tab 1

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                                                                    Introduction

                              TAB 1 - INTRODUCTION

I.   OVERVIEW

The Frank Russell Group of Companies ("Russell" or the Company). is one of the world's leading investment management and consulting firms. In that regard, Russell provides a full range of financial services designed to meet all levels of investment needs. The overall mission of Russell is to improve the financial security of institutions and individuals.

This mission and the business activities supporting Russell are carried out in one of the most heavily regulated industries in the world - the securities industry. Regulatory agencies overseeing this industry impose strict standards of conduct with regard to the fiduciary responsibilities of persons and business entities advising clients with regard to, and/or affecting transactions in securities. Regulatory requirements regarding the implementation of codes of ethics and the monitoring of personal securities transactions give rise to the need for the Frank Russell Company U.S. Code of Ethics (the "Code"). It is, therefore, of the utmost importance that all U.S. Russell Associates read, understand, and act in accordance with the requirements and strictures of the Code. For the convenience of Associates this U.S. Code of Ethics can be accessed on the Russell intranet site (InSite) under "TAKE ME TO..." or "AT YOUR SERVICE." The site includes a "Forms" button that will allow access to the various reporting forms referenced in the Code.

The Code, adopted by Frank Russell Company and its U.S. companies, has been developed to be consistent with United States regulation and best practices in the United States.

The information contained in the Code applies to all Associates of Frank Russell Company's U.S. companies.

Each non-U.S. office of Russell has developed a Code, or equivalent documents, consistent with that which has been adopted by the Company's headquarters in Tacoma, but which has been modified as necessary to adhere to local laws, regulations and best practices in operation in each jurisdiction. Associates employed in non-U.S. offices of Russell are fully subject to the requirements set forth in that location's local Code of Ethics, or equivalent policies or procedures.

II.  PURPOSE

The purpose of the Code is to describe and implement the U.S. Russell policies and procedures concerning:

     . The maintenance of confidential client and internal Russell corporate information;

     .    The prohibitions against engaging in insider trading by Associates;

     . The reporting of transactions in securities and other subject events and occurrences; and

     .    The managing of potential conflicts of interest that may arise.

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* Substantive terms appearing in bold print are defined in Tab 13 - Glossary of this U.S. Code of Ethics.

III. APPLICABILITY

     New U.S. Russell Associates: At the time of hire, new U.S. Russell Associates will be provided with the then current copy of the Code. It is a condition of employment with Russell that all U.S. Russell Associates acknowledge that he or she has read the Code, understands its provisions, and agrees to abide by its requirements. An executed Acknowledgment form and all applicable reporting forms are to be returned to the U.S. Russell Compliance Department by the new Associate's start date.

     All U.S. Russell Associates: Every year, the U.S. Russell Compliance Department located at the corporate headquarters in Tacoma, Washington, U.S.A. distributes to all U.S. Russell Associates a current Code that incorporates all amendments or replacements. Each U.S. Russell Associate is required annually to acknowledge that he or she has read the Code, understands its provisions, and agrees to abide by its requirements.

     The Code is intended for the exclusive use of the Associates in connection with their job-related duties. It should not be read, shown, or given to anyone outside of Russell without the permission of the U.S. Russell Compliance Department.

     Violation of any of the policies described in the Code may lead to disciplinary action, including termination of employment (see Tab 12 - Sanctions).

     Any questions you may have about the Code can be directed to Lisa Schuman at 253-591-3444 (lschuman@russell.com) or the U.S. Russell Compliance Department at 253-573-4860.

                                                                           Tab 2
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                                                               Ethical Standards

                           TAB 2 - ETHICAL STANDARDS

I. INTRODUCTION

Russell is recognized for adhering to the highest standards of ethics in its business dealings. The reputation of Russell is both highly valued and valuable, and the maintenance of this reputation is critical to the continued success of its business. All Russell Associates have the personal obligation to protect Russell's reputation by conducting business according to the highest ethical, moral and legal standards.

II. STATEMENT OF PURPOSE AND VALUE

The cornerstones of Russell's commitment to business ethics are its insistence on non-negotiable integrity and the notion that Associates are the most important element in our continued success. Associate understanding and support of our values are the keys to accomplishing the purpose set forth in our Statement of Purpose: Improve financial security for people.

These values are embodied in Russell's value statement:

..    We value integrity, in an environment of mutual trust and respect, including fairness, teamwork, tolerance, family and community, in our process of providing added value to our clients.

..    We value our Associates, families, and clients, who are critical to our success. We especially appreciate our Associates' commitment to Russell, and in return seek to provide opportunities for them to develop.

..    We require honest profitability for continued success, and we reward our
     Associates accordingly. We seek to exceed client expectations. We aspire to a higher set of values than required by law.

III. CONFLICTS OF INTEREST

All Russell Associates must avoid any situation in which their personal interests conflict with the interests of Russell or its clients. If an Associate knows a conflict of interest exists or could arise, he or she must report such conflict or potential conflict to their manager and/or the Russell Compliance Department.

Potential conflicts of interest may arise within and among Russell business units as the Company operates in multiple lines of business and may, from time-to-time, provide a wide variety of products and services to its clients. Only by maintaining the highest standards of business ethics can Russell sustain the trust and confidence of its clients. When possible, all Russell Associates must avoid any situation in which their personal interests conflict with the interests of Russell or its clients. If an Associate knows a conflict of interest exists or could arise, he or she must report such conflict or potential conflict to their manager and/or the Russell Compliance Department.

For additional information concerning Russell's policy concerning conflicts of interest, Associates should read Tab 10 of the Code.

IV. ETHICS HOTLINE

To support its commitment to integrity, Russell has implemented a confidential Ethics Hotline for Associates to report auditing matters, suspected instances of unethical or illegal conduct or violations of Russell policy on the part of another Associate, contractor or vendor. The Hotline is available 24 hours a day, every day (including holidays) by calling 1-800-93-ALERT.

The Hotline is answered by an outside agency, which relays complaints to Russell's U.S. Legal Department for further action. Russell's U.S. Legal Department refers all complaints to an appropriate senior manager, who ensures that all reports are investigated and, if required, that necessary corrective action is taken.

Calls may be made on an anonymous basis, if desired. Each caller is assigned a case number by the outside agency, which the caller may use to call back and receive a status report on his or her call.

Every effort is made to ensure confidentiality while still allowing matters to be properly investigated and resolved. No Associate's reputation will be put at risk solely by raising concerns. Retaliation against an Associate who uses the Hotline to raise concerns or who participates in the investigation of a complaint is strictly prohibited.

Questions regarding the Ethics Hotline can be directed to Greg Lyons at 253-596-2406 or glyons@russell.com.

V. DISPUTE RESOLUTION

In addition to the Hotline, Russell provides a confidential means for Associates to bring grievances to the attention of management through its formal and informal dispute resolution processes.

The informal dispute resolution process may be used for a situation or problem that causes Associate dissatisfaction with his or her general working environment. The Associate should discuss the situation or problem with his or her immediate supervisor. If a resolution is not achieved during this discussion, the Associate should then discuss the matter with the department manager and, if needed, the division manager. The Human Resources Director or other specialists in the Human Resources Department, as appropriate, and/or the Associate's division manager, will work with the Associate to help resolve the matter to the satisfaction of all parties involved.

The formal dispute resolution process may be used when a problem or situation is serious in nature. The Associate should present a written statement of the problem or concern to his or her immediate supervisor. The supervisor will work with the Associate to resolve the situation. If the problem is not resolved to the satisfaction of the Associate, a written complaint should be sent to the department manager and division manager. The complaint should include a request for a meeting to discuss the problem or situation that is the subject of the complaint. This request should receive a response in writing within five working days, and a meeting with the Associate should be scheduled at the earliest possible date. If this meeting does not produce a satisfactory solution, the Associate should forward the written complaint to the Human Resources Director who will investigate the complaint to determine a fair and equitable solution within five working days. The solution will be presented in writing to the Associate in a formal meeting with the division manager and the Human Resources Director.

                                                                           Tab 3
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                            Privacy and Confidentiality of Nonpublic Information

          TAB 3 - PRIVACY AND CONFIDENTIALITY OF NONPUBLIC INFORMATION

I. OBLIGATION TO PROTECT AND TO MAINTAIN THE CONFIDENTIALITY OF NONPUBLIC INFORMATION

Russell Associates have an obligation to protect the privacy and to maintain the confidentiality of all information relating to individuals, clients and other internal Russell corporate information ("Nonpublic Information"). This obligation arises largely from the following sources:

     .    Sound business practice;

     .    Duty as agent for the client;

     . Privacy regulations issued under the Gramm-Leach-Bliley Act (including, Regulation S-P and the regulations enacted by the various banking regulatory agencies);

     . Specific confidentiality agreements into which Russell may enter from time to time; and

     .    Specific agreements executed between Associates and Russell.

In addition, all Associates have an obligation to comply with applicable laws prohibiting the use of material, nonpublic information, however obtained, in connection with insider trading activity. Insider trading prohibitions are discussed in detail in Tab 4 - Insider Trading and Other Restricted Trading Practices.

II.  NONPUBLIC INFORMATION

All Russell Associates must treat Nonpublic Information as confidential unless it is clearly in the public domain. Nonpublic Information must be kept confidential until an appropriate supervisor has determined that disclosure is permissible.

     1. Sound Business Practice

     Sound business practice dictates that all Nonpublic Information be kept confidential. In order for Russell to serve its clients effectively, it must have access to sensitive information that the client often does not wish disclosed to the public. The failure to keep such information confidential may cause clients to withhold such information, making it more difficult to serve their needs.

     Clients have the right to expect from Russell, at a minimum, the same level of professional conduct maintained by other organizations in the financial services industry. The failure to adhere to industry standards could cause existing and potential clients to doubt the competence and integrity of Russell.

     2. Duty as Agent

     Russell has the obligation, under general principles of agency law, to maintain the confidences of its clients. Russell, while acting as agent for its clients, must conduct its business activities in such a manner as to avoid adversely affecting clients' interests. All entities within Russell (and, by extension, each of their Associates) must at all times behave as would an ordinarily prudent person in similar circumstances while acting on behalf of clients. If the unwarranted disclosure of confidential information concerning any client results in demonstrable financial harm to that client, Russell may be liable for some or all of the resulting damage.

     3. Privacy Regulations

     Privacy regulations, issued by the various agencies with regulatory authority over Russell, govern the security, storage and handling of Nonpublic Information relating to individuals. Disclosure of Nonpublic Information about individuals, other than as is required to service the accounts of such individuals, is prohibited under this policy. Russell's U.S. entities are required to send annual notices to all of its individual customers under the privacy regulations and has informed each individual customer that, other than as is required to service the account of such customer, no Nonpublic Information about the customer is disclosed to parties outside Russell.

     The privacy regulations also impose strict security requirements relating to Nonpublic Information, and as required elsewhere in the Code of Ethics, Associates must adhere to the "need to know" principle when determining whether access to certain types of information is appropriate. Nonpublic Information may be present in electronic media, such as databases, e-mail, contacts lists or in other applications stored on Russell's network servers; paper files; and off-site storage facilities. Each business unit follows procedures designed to ensure compliance with the privacy regulations, and Associates must be mindful of such procedures. Restrictions on an Associate's access to Nonpublic Information, in any form, must be strictly adhered to. In addition, each Associate is responsible for following the procedures designed to ensure the security of any Nonpublic Information downloaded to his or her desktop or personal computer, printed, stored in a personal database or otherwise possessed by such Associate. Specific security procedures are detailed in the Frank Russell Company Information Systems Security Policy and Standards, which is available on Russell's InSite. Questions concerning the security procedures or Russell's U.S. privacy policy and its application to any Associate should be directed to the U.S. Privacy Officer, Art Hill, at 253-596-3170 or ahill@russell.com.

     4. Confidentiality Agreements

     From time to time, Russell and/or its Associates are asked to enter into specific agreements with clients and others requiring that information be kept confidential. These agreements impose a duty on Russell and its associates that is independent of those duties imposed by law. The terms of these agreements usually require that Russell hold to standards of confidentiality that exceed those that would be imposed by law.

     5. Nondisclosure Agreements

     It is Russell's policy to have its Associates sign a Nondisclosure Agreement at the time of hire. It is a condition of employment that this agreement be executed and placed in the Associate's permanent file. By signing this document, the Associate agrees that he/she will not disclose to anyone outside Russell, for any purposes other than the prosecution of work-related duties, any confidential or proprietary Russell information. Further, the Associate agrees to not disclose any such confidential or proprietary information to anyone inside Russell except on a "need to know" basis. If questions arise as to what comprises such confidential or proprietary information, or to whom, if anyone, inside or outside of Russell it may be disclosed, the Associate should consult with Russell's U.S. Legal Department.

III. PUBLIC STATEMENTS BY ASSOCIATES OF RUSSELL

From time to time Associates are asked to comment publicly on matters pertaining to the investment industry, financial market activity, and other issues involving both factual, opinion and policy matters. This activity is a vital part of Russell's program of increasing its public visibility by providing timely and thoughtful commentary on matters of interest to the many communities we serve. Russell's U.S. Code of Ethics and the Employee Nondisclosure Agreement signed by each U.S. Associate restrict the disclosure of "confidential information." Because of the increasing visibility Russell enjoys in the marketplace, it is important that Russell provides a clear policy statement designed to give further guidance to our Associates, particularly those who are communicating regularly with persons outside the Company.

The purpose of this policy statement is to make clear to all Associates that in the following situations, comments to the public, including comments to clients, customers, suppliers, friends and family (including spouse, significant other, children, and parents) are inappropriate.

Under no circumstances may an Associate discuss with persons outside Russell any proprietary information concerning its business strategies, its product design or development plans, its product distribution plans, and the identity and nature of its arrangements with potential business partners. The premature announcement of such matters could have a devastating impact on Russell's planned business strategies and may well violate the terms of confidentiality agreements Russell has with other organizations. Furthermore, such improper disclosure could result in illegal "insider trading" if the parties with whom Russell is dealing are publicly held institutions (which is often the case) and the information is deemed material (which is quite possible). Also, as a general rule, the dissemination of such information internally within Russell should be restricted only to those who have a "need to know" in order to facilitate a particular strategic project.

All inquiries received from anyone outside Russell concerning Russell's strategic plans should be rejected as inappropriate for comment. If the person seeking such information is persistent, they should be referred either to Russell's General Counsel or the Manager of Public Relations. The proper response by Associates in all cases will be the following:

     "It is Russell's policy not to discuss its strategic plans with the public."

If an Associate is asked to comment on a rumor concerning Russell, the response in all cases will be the following:

     "We do not respond to or comment on unsubstantiated rumors or speculation, whether involving Russell or other parties."

Associates are not to make statements about the details of money manager termination decisions. Any comment regarding the termination of a money manager may be construed as showing the manager in a negative light, which could lead to embarrassment of the firm, or possible legal action. If asked to comment on a money manager termination, the response should be:

     "As a matter of company policy, we do not comment on manager terminations."

Violations of this Policy will be considered a serious breach of an Associate's obligations to Russell and will result in disciplinary action, including the possibility of termination of employment for "cause." (See Tab 12 - Sanctions)

The statements set forth in this Policy are in furtherance of and not a substitution for the provisions set forth in any Employee Nondisclosure Agreement between an Associate and the Company.

In those cases where there may appear to be a conflict between this policy and a fiduciary, contractual or other obligation to a particular Russell client, Associates should contact an attorney in the Russell Legal Department directly before speaking with the client.

                                                                           Tab 4
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                          Insider Trading and Other Restricted Trading Practices

         TAB 4 - INSIDER TRADING AND OTHER RESTRICTED TRADING PRACTICES

I. OVERVIEW

Associates have a duty to maintain the confidentiality of client information and information regarding firm-related activities that may involve issuers of publicly traded securities. In addition, Associates working with, or who may come into contact with, material, non-public information in connection with a specific client engagement of Russell, or other significant corporate undertaking of Russell may have inside information and therefore owe a special duty to maintain the confidentiality of such information. Applicable securities laws make it illegal to trade in or to tip others regarding securities while in possession of material, non-public information regarding those securities or their issuer. Some examples which illustrate when an Associate may receive inside information are as follows:

1. An Associate may receive inside information as a result of working with a client. For example, the Associate may learn that a client's pension plan is underfunded because of market declines. The client is a public issuer. The client indicates it is planning on contributing a large sum to the plan, which will have a negative impact on their earnings. At this point, the Associate has inside information regarding the public issuer and should not trade in this public issuer's securities.

2. An Associate is asked to prepare materials for employees of a firm that one of Russell's clients is in the process of acquiring. During the preparation, the client tells Russell the name of the company being acquired, which is a publicly traded firm. The Associate has inside information regarding a public issuer and should not trade in this public issuer's securities.

3. Russell may be investigating entering into a significant transaction with a company which could affect the company's stock price. All Associates involved in the transaction have inside information.

4. Russell may be hiring or terminating the use of a money manager to which Russell's business is significant, and as a result their stock price could be affected. All Associates involved in the decision have inside information.

If you think you have inside information you should consult with the U.S. Russell Compliance Department.

In order to permit Russell to continue its normal business activities while in possession of material, non-public information, Russell has established strict procedures ("Firewalls") to prevent the flow of such information to any business units and/or Associates except those with a legitimate need to know such information.

II. POLICY STATEMENT

Insider trading is illegal and is strictly prohibited. If there are any questions after reviewing this policy statement, you should consult the U.S. Russell Compliance Department.

Associates in possession of material, non-public information are considered insiders and must preserve the confidentiality of such information and abstain from trading until the inside information is disclosed and made public. It is a fundamental policy of Russell that:

     . No Associate, while in possession of material, non-public information concerning any company, shall purchase or sell, or recommend or direct the purchase or sale, of any security of such company for the following accounts:

          a)   entities within Russell;

          b)   clients of Russell;

          c) accounts in which he or she has a direct or indirect Beneficial Ownership Interest; and

          d) accounts over which the Associate has discretionary authority or a power of attorney.

     . No Associate may purchase or sell a security if the Associate knows or could reasonably ascertain that the purchase or sale:

          a) would be detrimental, or potentially detrimental, to any member of Russell or to any client of Russell;

          b) is designed to benefit the Associate by taking advantage of the market effect of purchases and sales of securities by Russell or any client of Russell; (i.e."front running") or

          c) competes with transactions of Russell or their respective clients.

     . No Associate shall disclose material, non-public information concerning any company to any person outside Russell, except for disclosures that:

          a)   have been authorized by Russell;

          b)   are necessary for the performance of Russell services; and

          c)   have been authorized by the Russell Compliance Department

          An Associate who communicates material, non-public information to another who trades on such information may be subject to sanctions as set forth in this section under "Penalties" and/or in Sanctions (Tab
          12), as though the Associate had directly bought or sold the securities himself or herself.

     . Any Associate who, in the course of his or her employment, obtains material, non-public information that is later disclosed to the general public must allow sufficient time to elapse for the investing public to assimilate and evaluate the information before taking any action for his or her personal account on the basis of the disclosed facts.

     . No Associate may execute a personal securities transaction on a day during which the Associate believes that Russell, any of Russell's mutual funds or a Russell client has a pending buy or sell order in place in that same security until that order is executed or withdrawn.

III. WATCH LISTS

In order to ensure that the Firewall policies and procedures are effective and have not been violated, Russell has established a "Watch List" procedure which will allow for Russell to monitor trading in securities of companies about which Russell or its Associates are in possession of material, non-public information

In order to ensure that the identities of companies appearing on the Watch List remain confidential, distribution of the list is limited and carefully controlled. The U.S. Legal / Compliance department distributes the Watch List via encripted software to each global Compliance Department.

The only Associates whose activities are restricted are those who are recipients of the list as well as those who are "over the wall" and have received confidential non-public information with respect to a company appearing on the list. These individuals may not, either directly or indirectly, purchase, sell, recommend or discuss securities of any company appearing on the list, nor may they pass on to anyone else the fact that any company appears on the list or any information they have received concerning any company on the list.

Because of these procedures, and the fact that the Watch List is confidential, most Associates are able to continue their normal investment activities even if those activities involve securities of a company appearing on the Watch List. However, any transaction by an Associate in a security on the Watch List may be subject to further inquiry.

IV.  CREATION AND MAINTENANCE OF THE WATCH LIST

If Russell is involved in a potential transaction or other business relationship that involves inside information then the following procedures should be followed:

1. The Project Head is responsible for notifying the U.S. Russell Compliance Department that a company is to be placed on the Watch List. Information to be provided will include:

     a) the name of the issuer(s) involved in the engagement or proposed transaction and any code names assigned;

     b) the name of any contra-party(ies) to the engagement or proposed transaction;

     c) the date of the assignment or date upon which monitoring of securities transactions should begin;

     d)   the nature of the engagement or proposed transaction; and

     e) the names of all Associates outside the direct business unit who have knowledge of the information.

2. In addition to his/her responsibility for initial reporting to the U.S. Russell Compliance Department of a company to be placed on the Watch List, the Project Head is also responsible for:

     a) maintaining confidentiality of information received in connection with an engagement or proposed transaction;

     b) ensuring that any changes or additional information relating to the engagement or proposed transaction that are germane to this Watch List procedure are communicated to the U.S. Russell Compliance Department;

     c) approving any additional Associates that are brought "over the wall" on an engagement or proposed transaction, particularly those Associates from other business units of Russell, and notifying the U.S. Russell Compliance Department of such additions; and

     d) notifying the U.S. Russell Compliance Department of any instances in which confidential information may have been inadvertently passed to someone outside the scope of the engagement or proposed transaction.

3. The U.S. Russell Compliance Department is responsible for maintaining the Watch List and reviewing and monitoring the trading by Associates of securities of companies on the Watch List. As soon as practicable after receipt, the U.S. Russell Compliance Department will review duplicate confirmations of transactions for all Personal Securities Accounts of Associates. Any transactions noted in securities on the Watch List will be subject to further inquiry as deemed appropriate.

4. It is the responsibility of the Project Head or other authorized member of the Project Team to contact the U.S. Russell Compliance Department regarding a decision to delete a company or issuer from the Watch List. A determination will be made as to whether the company should be deleted or whether any follow-on procedures or monitorings should be conducted. While a public announcement may have been made, a "deal" likely will not settle for some period of time thereafter. Given that material, non-public information could still develop during the period of time between announcement and settlement, it may be prudent to continue Watch List monitoring for an appropriate period of time after announcement of a transaction.

5. Information concerning the billing or payment of client fees and expenses may "tip" Associates as to the existence of an engagement or proposed transaction. To preserve the confidentiality of such information, the Project Head will, with the assistance of the Director of Finance and Administration, select a limited number of accounting personnel to handle all accounting work on the engagement or proposed transaction. Code names will be utilized for all communications with assigned accounting personnel. The Project Head will promptly notify assigned accounting personnel of any new or changed information that is relevant to the engagement or proposed transaction.

6. Confidential information relating to an engagement or proposed transaction should be provided with an appropriate level of security in order to preserve that confidentiality. Code names should be assigned whenever possible and utilized in communications. Hardcopy files should be maintained in locking file cabinets; electronic files should be maintained in special system libraries. In all cases, access should be limited to only those Associates actively participating on the Project Team. Transmission of hardcopy information internally should be made using "Confidential" envelopes. Use of electronic mail should be avoided unless proper encryption protocols are utilized.

V.   PENALTIES

Russell may report any suspected securities violations of insider trading to securities or regulatory authorities.

Penalties for trading in reliance on, or communicating to others who thereafter trade in reliance on, material, non-public information can be severe, both for the individuals involved and their employers. Such penalties can include, but are not necessarily limited to, fines and/or disgorgement of profits and potential civil or criminal legal action.

                                                                           Tab 5
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                          Personal Securities Accounts and Transaction Reporting

         TAB 5 - PERSONAL SECURITIES ACCOUNTS AND TRANSACTION REPORTING

This section of the Code covers the policies and procedures for all U.S. Russell Associates in connection with establishing and maintaining a Personal Securities Account ("PSA") including transaction and other reporting obligations. Terms used in this section are defined in the Glossary (Tab 13).

All U.S. Russell Associates must report annually all securities in which they have a beneficial ownership interest, whether those securities are held in a PSA or are held directly by the Associate. U.S. Russell Associates will be deemed to have fulfilled this reporting obligation as long as all PSAs, Securities Holdings, and Private Securities Transactions have been reported and approved as discussed below, and the U.S. Russell Compliance Department is receiving duplicate transaction confirmations and monthly statements.

The U.S. Russell Compliance Department will provide U.S. Russell Associates annually with a copy of an "Associate Profile" that summarizes all reported PSAs, Private Securities Transactions, and other reporting information required by the Russell U.S. Code of Ethics. For Associates who maintain a securities license, the "Associate Profile" will also provide a summary of this information. Associates will be required to review and update the Profile and return it along with their Code of Ethics Acknowledgment.

I.   REPORTING OF PERSONAL SECURITIES ACCOUNTS AND SECURITIES HELD DIRECTLY

NEW ASSOCIATES (WITHIN 10 DAYS OF JOINING RUSSELL):

Rule 17j-1 of the Investment Company Act of 1940 requires the U.S. Russell Compliance Department to be provided with a listing of all Personal Securities Accounts (PSAs) and all securities beneficially owned or held, whether in a PSA or held directly by the Associate, within 10 days of U.S. Russell Associates becoming employed with Russell.

All U.S. Associates must report to the U.S. Russell Compliance Department any existing PSAs in which the Associate has a Beneficial Ownership Interest. Such reports are to be made on the Approval Request for a Personal Securities Account form that can be found in the Forms section (Tab 14) or on Russell InSite.

The U.S. Russell Compliance Department will provide the Financial Institution maintaining the PSA, with the Associate carbon copied, a letter indicating that the Associate has Russell's permission to maintain the account. The letter will also direct the Financial Institution to forward duplicate transaction confirmations and monthly statements to a dedicated, confidential post office box maintained by the U.S. Russell Compliance Department.

In addition, new Associates must provide a copy of the most recent monthly statement for all such PSAs; and in connection with securities held directly (example: stocks held in a safety deposit box), U.S. Associates must report those holdings on a Securities Holdings Report, which can be found in the Forms section (Tab 14).

Human Resources will collect all of these documents from new U.S. Associates and forward them immediately to the U.S. Russell Compliance Department.

It is in the Associate's best interest to confirm that their Financial Institution has responded to the U.S. Russell Compliance Department's requests. It is also the Associate's responsibility to notify the U.S. Russell Compliance Department when they close a PSA so that their reporting obligations are kept current and accurate.

EXISTING ASSOCIATES:

All existing U.S. Russell Associates must also report, and receive prior approval for, any new PSAs they wish to open. Approval may be obtained by submitting an Approval Request for a Personal Securities Account form to the U.S. Russell Compliance Department.

The U.S. Russell Compliance Department will provide the Financial Institution opening the PSA, with the Associate carbon copied, a letter indicating that the Associate has Russell's permission to maintain the account. The letter will also direct the Financial Institution to forward duplicate transaction confirmations and monthly statements to a dedicated, confidential post office box maintained by the U.S. Russell Compliance Department.

In connection with securities held directly (example: stocks held in a safety deposit box), the Associate must report those holdings annually on a Securities Holdings Report, which can be found in the Forms section (Tab 14).

It is in the Associate's best interest to confirm that their Financial Institution has responded to the U.S. Russell Compliance Department's requests. It is also the Associate's responsibility to notify the U.S. Russell Compliance Department when they close a PSA so that their reporting obligations are kept current and accurate.

ASSOCIATES LEAVING RUSSELL:

When a U.S. Associate leaves Russell, the U.S. Russell Compliance Department will provide the Financial Institution maintaining the PSA, with the Associate carbon copied, a letter indicating that duplicate confirmations and statements are no longer required. It is in the former Associate's best interest to confirm that their Financial Institution has responded to the U.S. Russell Compliance Department's requests.

II. REPORTING OF PRIVATE SECURITIES TRANSACTIONS

Private Securities Transactions are those transactions that may occur outside an established market or securities account maintained with a broker/dealer, investment advisor or other financial institution and would include securities acquired through a gift or inheritance. U.S. Russell Associates may not engage in any Private Securities Transactions without having received the prior written approval of the U.S. Russell Compliance Department. Requests for approval may be made on the Approval Request for a Private Securities Transaction form that can be found in the Forms section or on Russell InSite. The definition of a Private Securities Transaction should be construed broadly. Any questions regarding such transactions should be directed to the U.S. Russell Compliance Department.

Approval of such transactions will take into consideration the following:

..    Whether the investment opportunity should be reserved for Russell or its clients;

..    Whether the investment opportunity is being offered to an Associate by virtue of his or her position with Russell; and

..    Whether the investment represents a potential conflict of interest with a
     Russell client.

Additionally, Associates are required to disclose their interest in any such security to the senior manager of their respective business unit and the U.S. Russell Compliance Department when that Associate plays a part in Russell's consideration of the issuer of that security(s) on behalf of Russell clients. Under such circumstances, any decisions regarding that issuer will be made by other Associates with no beneficial ownership interest in that issuer.

III. APPROVAL OF SECURITIES TRANSACTIONS FOR ACCESS PERSONS

U.S. Associates who are deemed to be Access Persons must seek prior approval of their Covered Securities Transactions from the U.S. Russell Compliance Department. (See Tab 13 - Glossary for the definition of Access Person and a listing of business units included within that definition.) Access Persons will be requested to provide the date of the transaction, whether the transaction is a buy or a sale, the name of the security and number of shares to be purchased or sold. Approvals of market order transactions are valid for the day they are given unless otherwise specified by the U.S. Russell Compliance Department. Any transaction not executed must be re-approved before being entered on a subsequent day. "Good 'til canceled" orders will not require re-approval unless the Associate changes the terms of the order or withdraws the order and subsequently re-enters it with the Financial Institution at a later time.

All requests for approval of securities transactions may be obtained by calling Extension 4860 (or from outside at 253-573-4860). This is a dedicated telephone line maintained by the U.S. Russell Compliance Department, which is monitored for transaction approval purposes and general compliance questions during normal business hours.

The U.S. Russell Compliance Department performs a review of all U.S. Associate's duplicate transaction confirmations and statements, but in particular pays close attention to verifying that Access Persons have sought approval for and been granted permission for their personal securities transactions.

IV.  RESTRICTIONS AND EXCEPTIONS UNDER PSA AND TRANSACTION REPORTING
     REQUIREMENTS

1.   Initial Public Offerings

All U.S. Russell Associates are prohibited from acquiring any securities in an initial public offering, in order to preclude any possibility of profiting improperly from their positions on behalf of Russell. Associates are free to follow normal trading procedures in such securities as soon as the underwriting has terminated. Additionally, Associates are prohibited from soliciting or acquiring any Covered Securities on preferential terms or access where the terms or access are offered, arranged, provided or in any way affected by investment management or advisory firms, or securities dealing firms that undertake any activities that may be associated with the business activities undertaken by Russell.

2.   Accounts Maintained by an Investment Advisor

When an Associate has given an investment advisor the authority to purchase and sell securities in their account, without the Associate's prior knowledge or consent, the PSA is managed on a discretionary basis. All U.S Russell Associates may maintain discretionary PSAs as long as they comply with the reporting procedures described above in Section I.

Access Persons who maintain accounts managed on a discretionary basis are not required to seek approval of covered securities transactions, provided that the following conditions are met:

..    At the time such account is initially reported to the U.S. Russell
     Compliance Department, the Associate will provide a copy of the executed discretionary advisory agreement with the Approval Request for a Personal Securities Account form.

..    The Associate will provide the U.S. Russell Compliance Department with an additional written representation that transactions in the account are, in fact, effected on a discretionary basis by the investment advisor.

..    In the event that the Associate participates in any decision regarding purchases or sales in the account, that transaction must be submitted for approval from the U.S. Russell Compliance Department as noted earlier in this section.

..    On an annual basis, the Associate will be required to provide a written representation to the U.S. Russell Compliance Department that he or she has not participated in any purchase or sale decisions in the previous twelve months.

3.   Exempted Securities

The reporting and approval requirements described above apply to any investment instrument categorized as a Security. However, for purposes of the Code, the definition of "security" does not include the following:

..    U.S. government securities

..    Bankers' acceptances

..    Bank certificates of deposit

..    Commercial paper

..    High-quality, short-term debt instruments, including repurchase agreements

..    Section 529 Plans

..    Shares of open-end investment companies (mutual funds) registered under the
     Investment Company Act of 1940

As the foregoing investment instruments fall outside the definition of "security" as provided in the Glossary of the Code, U.S. Russell Associates are not required to report transactions or seek approval of transactions in these instruments.

                                                                           Tab 6
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                     Outside Business Affiliations, Employment, and Compensation

             TAB 6 - OUTSIDE BUSINESS AFFILIATIONS, EMPLOYMENT, AND
                                  COMPENSATION

I.   GENERAL POLICY

No U.S. Russell Associate may maintain any outside business affiliations (directorships, governorships or trusteeships) with business organizations, outside employment, or receive compensation from any source, without prior approval of their manager and the U.S. Russell Compliance Department. Requests for approval of all such affiliations must be made on the Approval Request for Outside Business Affiliation, Employment or Compensation form which can be found in the Forms section (Tab 14) or on Russell InSite. Termination of such affiliations must be reported to the U.S. Russell Compliance Department.

II.  SERVICE AS A DIRECTOR

Associates may be asked to serve on the boards of directors of publicly traded companies as well as private companies. Such service carries with it certain risks and business considerations for Russell and, as such, should be strictly limited to those engagements that are specifically approved by Russell. Approval of service as a director will be based on a determination that:

     . Board service would be consistent with the interests of Russell and its clients; and

     . No conflict of interest exists with respect to the nature of the entity with which the Associate is a board member and the duties of the Associate within Russell. Associates serving on boards of directors of publicly traded companies must be especially mindful of Russell's policy on maintaining client confidentiality.

III. SERVICE ON THE BOARD OF CHARITABLE ORGANIZATIONS

Russell Associates generously provide their time, talents and monetary support to many worthy charitable and civic organizations in their communities. Russell is justifiably proud that many Associates also serve as officers, directors, trustees or fund-raisers for these organizations.

From time to time, these organizations may need to procure, either directly or indirectly, the services that Russell provides. In such cases, the Associate may expect to either provide those services on behalf of Russell; or be compensated by Russell as a result of the use of these services; or, be directed business by an unrelated service provider recommended by the Associate to the organization with which they are associated.

For the benefit of the charitable organization, Russell and the Associate, the following guidelines apply whenever Russell is providing or is expected to provide services, directly or indirectly, to the organization with which the Associate is affiliated:

     1.   The Associate must disclose his or her employment by Russell;

     2. If the Associate expects to be compensated by Russell in connection with, or as a result of, the services provided by Russell or an unrelated service provider recommended by the Associate, the Associate must disclose this fact;

     3. If the Associate is a member of the body that decides whether to employ Russell or an unrelated service provider which is expected to utilize the services of Russell, the Associate must abstain from participating in the selection of Russell or the service provider; and

     4. All of the foregoing must be memorialized in writing to the appropriate officer of the board of the charitable organization or in the minutes of the applicable meeting(s) of the governing body at which the selection is to be made.

                                                                           Tab 7
--------------------------------------------------------------------------------

                                                           Gifts & Entertainment

                          TAB 7 - GIFTS & ENTERTAINMENT

I.   GENERAL POLICY

Giving or accepting gifts, hospitality, payments or preferential treatment to or from clients or vendors/suppliers of Russell may be a conflict of interest. Of course, Associates acting in a non-business capacity may give or accept gifts motivated by family or personal relationships that exist outside of the company. However, if the giver or recipient is a client, a vendor/supplier, or money manager firms reviewed by Russell, the Associate should carefully consider the context of the exchange in order to avoid any appearance of bribery or other motive which could embarrass or expose to liability the Associate, Russell or its clients, vendors/suppliers, or money manager firms reviewed by Russell.

II.  ACCEPTING GIFTS

It is Russell's policy that Associates conduct business in a manner that makes it clear that their first loyalty is to Russell rather than to their personal benefit.

Associates may accept gifts (other than cash or gift certificates) or acts of hospitality of reasonable value without violating the provisions of this policy. In most cases, a gift or act of hospitality of $100 or less (or, for non-U.S. offices, a reasonably comparable amount in local currency) will be considered to be of reasonable value and may be accepted, provided:

     . No effort is made to influence the intended recipient's professional judgment;

     . The intended recipient's judgment is not affected by acceptance of the gift or hospitality;

     .    The intended recipient has not solicited the gift or hospitality; and

     . The gift or hospitality offered is timely reported to the Compliance Department for review and approval on a case-by-case basis.

Associates should tactfully refuse a gift or act of hospitality with a fair market value of more than $100 (or, for non-U.S. offices, a reasonably comparable amount in local currency), unless to do so would embarrass the giver and/or prejudice a business relationship. Such a gift will become the property of Russell and/or be donated to charity.

Certain gifts and acts of hospitality are acceptable and not subject to the gift reporting provisions so long as they meet the criteria noted above. Such gifts or acts of hospitality are:

..    Meals, refreshments, travel arrangements or accommodations if:

     .    They are of reasonable value;

     . They are offered in the course of a meeting or other occasion for the purpose of providing an opportunity for a business discussion or to foster a better business relationship; and,

     . The expense incurred would have been paid by Russell as a reasonable business expense, had the other party not paid it.

..    Advertising or promotional materials (items containing a company's name and/or logo) of reasonable value such as pens, pencils, notepads, key chains, calendars, tote bags, and similar items;

..    Discounts and rebates on merchandise or services that do not exceed those offered to other clients;

..    Gifts of reasonable value that are presented in connection with commonly recognized events such as holidays, weddings, births of children, promotions, new jobs or retirements;

..    Awards by civic, charitable, educational or religious organizations for recognition of services or accomplishments; and

..    Attendance at sporting events and other entertainment events at the expense of the giver, so long as the expense is reasonable and both the Associate and the giver are present.

Associates are prohibited from:

..    Accepting gifts of cash or gift certificates in any amount;

..    Soliciting for themselves or for a third party (other than Russell)
     anything of value from anyone in return for any business, service or confidential information;

..    Accepting anything exceeding minimal value (other than salary, wages, fees or other compensation paid by Russell) from anyone in connection with Russell business, either before or after a transaction is discussed or completed; and

..    Associates who are Registered Representatives with one or more of Russell's
     U.S. Broker/Dealers are further prohibited from accepting gifts in excess of the annual limit set forth in NASD Conduct Rule 2820 and 2830 (currently $100.00 per year).

III. GIFT REPORTING PROCEDURES

Associates must report in writing any gift received in a business context that does not qualify under the types of acceptable, non-reportable gifts noted above. The report should contain the following:

..    The name of the recipient;

..    The name of the giver;

..    The gift or act of hospitality received and its approximate market value;
     and

..    The date received.

The report should be sent to the U.S. Russell Compliance Department and may be sent either through interoffice or electronic mail. A permanent record of gift reports will be maintained.

IV.  GIVING GIFTS

Giving or offering gifts or acts of hospitality to any Russell client, vendor/supplier or competitor with the intention of influencing the recipient's judgment in favor of Russell is prohibited.

Gifts or acts of hospitality may be offered if all of the following conditions apply:

..    No effort is made to influence the intended recipient's judgment;

..    The value of the gift or hospitality is worth less than $100 (or, for
     non-U.S. offices, a reasonably comparable amount in local currency);

..    The gift is not in the form of cash or a gift certificate; and

..    All gifts or acts of hospitality to clients or vendors/suppliers paid for by Russell are claimed on the standard expense report.

Associates should be especially sensitive to giving gifts to persons associated with ERISA (Employee Retirement Income Services Act) funds, since acceptance might be deemed to be a use of plan assets to obtain a personal gain, which could expose both the recipient and Russell to legal action, public censure and financial penalties.

Associates should also be aware of the U.S. Foreign Corrupt Practices Act of 1977, which generally prohibits the payment of anything of value to a foreign official (including through an intermediary) for the purpose of obtaining or retaining business. Penalties for violations of the Act are severe, including potential criminal sanctions and fines in excess of $1 million. Even an investigation under the Act can adversely affect Russell's relations with clients and future foreign business. See Tab 8 - International Business Activities Policy (FCPA Guidelines) for further detail.

V. HONORARIA

Associates are frequently requested to speak at events sponsored by business, educational, civic, and charitable organizations. Such speaking engagements may involve Associates specifically as representatives of Russell, but also in a personal capacity as members of these various communities. Once again, Russell is proud of the fact that its Associates are sought after for participation in such events. In connection with such events, these organizations will frequently offer to pay an honorarium and/or reimburse the speaker for reasonable and customary travel expenses incurred in attending the event.

In order to address any potential conflicts of interest that may arise, Associates are expected to notify the senior management of their respective business unit regarding any engagement that the Associate wishes to accept at which the Associate will be functioning as a representative of Russell, and to provide details of the subject of the speech and the intended audience. All speaking engagements in which the organization offers to pay an honorarium are deemed by Russell to be fully subject to this policy and, as such, require the prior written approval of the senior manager of the business unit and the U.S. Russell Compliance Department. In addition, approval of such activities is subject to the following:

     1. Honoraria offered for speaking engagements in which the Associate is serving specifically in their capacity as a representative of Russell may not be accepted and should be politely declined. Should the organization insist that the honorarium be accepted, the Associate may accept, but should advise the organization that the honorarium will become the property of Russell and/or be donated to charity

     2. Any offers by the organization of a "speaker's gift" to an Associate serving in their capacity as a representative of Russell are subject to the U.S. Russell Gifts Policy as described in Sections II and III of this section.

                                                                           Tab 8
--------------------------------------------------------------------------------

                      International Business Activities Policy (FCPA Guidelines)

                TAB 8 - INTERNATIONAL BUSINESS ACTIVITIES POLICY
                   (FOREIGN CORRUPT PRACTICES ACT GUIDELINES)

Russell Associates are prohibited from bribing public officials. All of Russell's principal offices are located in countries which have adopted the Organization for Economic Co-operation and Development ("OECD") Convention on Combating Bribery of Foreign Public Officials in International Business Transactions. The U.S. Foreign Corrupt Practices Act, as amended ("FCPA"), and laws in countries in which Russell operates, prohibit making any payment directly or indirectly, or any offer, authorization or promise to pay, anything of value (whether cash or otherwise) to government officials, political parties or candidates for public office for the purpose of improperly influencing their actions in order to obtain or retain business or to secure any other improper advantage. Any Associate who becomes aware of apparent or potential violations or has any questions concerning the requirements of this policy should notify immediately their local compliance officer or the FCPA Compliance Coordinator.

To assist Russell in compliance with these laws, Russell Associates and business units are required to maintain accurate records of all financial transactions, including payments of commissions, consulting fees, service fees, facilitating payments and gratuities. Mislabeled or hidden transactions can result in liability for Russell under current law. Russell's existing financial policies and internal controls are intended to ensure that all such transactions are properly and fully recorded. Associates should raise any questions about proper recording of transactions with their local finance or compliance department or Russell's FCPA Compliance Coordinator.

For questions concerning FCPA requirements or other related questions, please contact Russell's FCPA Compliance Coordinator, Dave Griswold at (253)596-5381 or e-mail: dgriswold@russell.com.

                                                                           Tab 9
--------------------------------------------------------------------------------

                                                    Anti-Money Laundering Policy

                      TAB 9 - ANTI-MONEY LAUNDERING POLICY

All Russell Associates are responsible for adhering to an Anti-Money Laundering ("AML") Policy and all procedures pertaining to such policy that may be adopted from time-to-time by Russell or any company of Russell. In addition, any Associate who develops a reasonable suspicion or presumption that any completed or proposed transaction involving Russell could be a violation of any laws or regulations must promptly report the facts and circumstances involving such situation to the local AML Officer and provide a written memorandum and any supporting documentation describing the matter.

For questions regarding the Anti-Money Laundering Policy or other related questions, please contact Russell's Anti-Money Laundering Officer, Andrew Tedesco, at (253) 591-3460 or email: atedesco@russell.com.

                                                                          Tab 10
--------------------------------------------------------------------------------

                                        Managing Potential Conflicts of Interest

                TAB 10 - MANAGING POTENTIAL CONFLICTS OF INTEREST

I.   OVERVIEW

This section is designed to explain the principles, policies and procedures to be used by associates of Frank Russell Company ("Russell" or the "Company") to manage potential conflicts of interest that might arise because the Company operates in multiple lines of business and may, from time-to-time, provide a wide variety of products and services to its clients. Only by maintaining the highest standards of business ethics can Russell sustain the trust and confidence of its clients.

II.  ALIGNMENT OF CLIENT INTERESTS

The objective of Russell's investment process is to recommend investment strategies that are designed to achieve above benchmark returns at managed levels of risk. Fundamental to achieving this goal is the delivery of objective investment advice and products. The underlying basis of Russell's investment advice and its multi-manager investment products is one of objectivity - investment managers are recommended to clients (or selected for inclusion in the Company's multi-manager investment products) based on wholly objective criteria without consideration of any past, present or possible future business or other relationships an investment manager may have with Russell or with any of Russell's affiliates. In this way Russell's business interests and the interests of its clients remain aligned.

III. POTENTIAL FOR CONFLICTS

The potential for a conflict of interest exists if Russell's investment advice or recommendations, or any business activities of Russell, advanced Russell's interests at the expense of its client's interests. Examples of unacceptable activities that could, if permitted, create a potential conflict of interest include, but are not limited to the following:

     . Favoring investment managers who purchase Russell products or services;

     . Recommending a Russell investment product or service that may not be appropriate for the client;

     . Revealing confidential client information to facilitate the sale of other Russell products or services;

     . Communicating changes in rankings of investment managers in advance to Russell investment portfolio management personnel; and

     . Compensating manager research analysts or consulting staff in a manner that could compromise their objectivity.

IV.  GENERAL PROCEDURES FOR MANAGING POTENTIAL CONFLICTS OF INTEREST

To ensure that potential conflicts are managed properly, Russell has implemented the following policies and procedures.

     1. Requiring that its employees maintain high ethical standards. An organization's integrity is the sum of the integrity of each of the individuals it employs.
     2. Documenting, circulating, educating about, and requiring employees to acknowledge adherence to Russell's Code of Ethics and, as required, other written policies and procedures, including those set forth in this document.

     3. Implementing compensation policies and practices that align the interests of Russell's associates with those of its clients.
     4. Maintaining appropriate firewalls among the Company's business units to ensure that confidential client information is secure.
     5. Not permitting consulting staff to recommend or to sell other Russell products or services to consulting clients. Consulting staff may periodically provide a client with general information about other Russell products or services that may be appropriate to that client's needs. Consulting clients who are interested in these other products and services should be referred by consulting staff to the appropriate business unit for further information.
     6. Maintaining confidential, non-public client information with a duty of care and with the best interests of the client being the paramount consideration.

V.   SPECIFIC POLICIES FOR MANAGING POTENTIAL CONFLICTS OF INTEREST

     1. Investment managers are not charged fees, or required to purchase any Russell products or services, to be included in Russell's manager research database. The sole criterion for inclusion in Russell manager research activities is whether the manager has investment products that Russell's manager research analysts believe are likely to achieve above benchmark returns.
     2. New manager ranks, rank changes, and other manager evaluations are communicated as soon as practical to Russell's advisory clients. Prior to communication of changes in manager rankings, deliberations and discussions on a particular manager remain confidential.
     3. Firewalls are maintained between manager research activities and Russell's other business units such that analysts in manager research do not have access to data that shows the extent to which investment managers have business relationships with other Russell business units.
     4. Those client relationships that spread across several business units may be managed by a designated "relationship manager" or "primary contact" whose duties include determining Russell associates who are entitled to receive particular confidential client information in order to best serve the interests of that client, and ensuring that potential conflicts of interest are managed properly. Clients are encouraged to contact the relationship manager or primary contact directly if the client believes there is any real or perceived conflict of interest in the services being performed by Russell associates.

VI.  PROCEDURES

     1. Upon being employed and annually thereafter, each Russell associate is required to read the Russell's Code of Ethics, which incorporates this document, and to return a signed acknowledgement to Russell's Compliance Department.
     2. Associates who are uncertain about the application of these principles, policies and procedures are required to discuss the particular circumstances with the Company's Managing Director of Institutional Investment Services, the Director of U.S. Consulting, the Director of Global Consulting Practices, or the General Counsel.
     3.   All members of Russell's management are responsible for:
          .    enforcing these policies and procedures; and
          .    reviewing the continued suitability of these policies and
               procedures and recommending revisions as appropriate.
     4. If the need arises, Tab 2 (Ethical Standards) of Russell's U.S. Code of Ethics provides associates with multiple avenues to address unresolved issues, including those pertaining to potential conflicts of interest.

VII. RUSSELL CLIENT RESPONSIBILITIES

Russell clients should be vigilant in the evaluation of advice, services and products delivered by Russell, or by any other supplier. Vigilance is fundamental to the fulfillment of their fiduciary responsibilities.

VIII. ADDITIONAL INFORMATION

Russell associates who wish additional information about these policies and procedures should contact either:

     . Meredith Brooks, Managing Director, Institutional Investment Services, at 212-702-7903, or mbrooks@russell.com; or

     . Monica Butler, Director, U.S. Consulting, at 253-596-2417; or mbutler@russell.com; or

     . John Ilkiw, Director, Global Consulting Practices, at 253-573-4921, or jilkiw@russell.com; or

     .    Karl Ege, General Counsel, at 253-591-3473; or kege@russell.com.

                                                                          Tab 11
--------------------------------------------------------------------------------

                                Use of Computer Resources and Information Assets

            TAB 11 - USE OF COMPUTER RESOURCES AND INFORMATION ASSETS

I.   OVERALL CORPORATE POLICY

Information asset usage is governed by a corporate security policy and accompanying standards that delineate the terms and conditions for the usage of Russell's information assets, computer resources, and telecommunication systems--both voice and data. These state, in part, that all information and data stored on or transmitted over the Russell network system, and all transactional records generated by using this system, are the property of Russell and may be used by Russell for any purpose. Russell reserves the right to monitor, access, and disclose all activities and information on this system to appropriate Russell personnel and other persons. Without limitation, anyone using this system expressly consents to such monitoring, access or disclosure by Russell and is advised that if such actions by Russell reveal possible evidence of criminal activity, Russell may provide the evidence obtained through such monitoring, access or disclosure to law enforcement officials.

II.  SPECIFIC STANDARDS

In addition to the above, Russell's Information Systems Security Policy and Standards set forth specific computing resource and information asset usage standards which must be adhered to. Use of Russell's computer network, computing resources and information assets is intended for the express purpose of supporting Russell's business-related activities. Business units retain the authority to approve individual usage in line with the above-mentioned standards. These standards are specifically set forth in the usage agreement that all permanent employees and contractors are required to sign upon commencing employment. These standards and the complete policy statement on computing security, resource, and information asset usage can be found on the Russell Intranet site (InSite) under "At Your Service"..."IT Security Services" (http://intra3.russell.com/security). All permanent Associates and contractors are required to read and familiarize themselves with these standards and their intent.

                                                                          Tab 12
--------------------------------------------------------------------------------

                                                                       Sanctions

                               TAB 12 - SANCTIONS

Any violation of the rules and requirements set forth in the Code may result in the imposition of such sanctions as Russell's General Counsel and senior management of Russell, as applicable, may deem appropriate under the circumstances. These sanctions can include, but are not limited to:

     .    removal or suspension from office;

     .    a letter of censure;

     . restitution to the appropriate member of Russell or client of Russell, as management deems appropriate; and/or

     .    termination of employment for "cause."

                                                                          Tab 13
--------------------------------------------------------------------------------

                                                                        Glossary

                               TAB 13 - GLOSSARY
Access Persons.

..    Russell Associates who are directors, officers or members of senior management of Russell;

..    Any Associate of Russell

     . who, in connection with his or her regular duties, makes, participates in, obtains, or involuntarily receives information regarding the purchase or sale of a security by any account or fund managed by, or client of Russell;

     . whose functions relate to the making of any recommendations with respect to such purchases or sales; or

     . whose functions give them access to money manager research data or any information of the sort available to the Associates described above; and

..    Any other persons or departments that may be categorized as Access Persons by the U.S. Russell Compliance Department. Access person shall not include disinterested trustees or directors.

All persons performing the following functions or working in the following departments and/or business units are deemed to be Access Persons:

     .    Investment Management and Research

     .    Consulting

     .    Chairman/President's Office

     .    Members of Russell's Executive and Operating Committees

     .    Members of Russell's Institutional Strategy Group

     .    Frank Russell Securities

     .    Frank Russell Capital

     .    Russell Real Estate Advisors

Beneficial Ownership Interest. An Associate or immediate family member shall be considered to have a beneficial ownership interest in securities if the Personal Securities Account is registered in the Associate's name or immediate family member's name or if he or she obtains benefits from the account substantially equivalent to whole or partial, direct or indirect ownership. Associates and immediate family members are also deemed to have a Beneficial Interest in accounts in which they have control, directly or indirectly, to make investment decisions. Examples include, but are not limited to, accounts for trusts, partnerships and corporations in which an Associate or immediate family member maintains an interest or derives a benefit.

Covered Securities Transactions. Transactions in the investment instruments included in the definition of "securities" given below and not specifically excepted from that definition either in the text of the Code or in the above-mentioned definition of "securities."

Discretionary Accounts. Accounts in which the client gives a broker-dealer, investment advisor, or other financial institution discretion as to the purchase or sale of securities or commodities, including selection, timing, and price to be paid or received. By so doing the client empowers the financial institution to buy and sell without the client's prior knowledge or consent, although the client may set broad guidelines for managing the account (e.g., limiting investments in blue chip stocks or banning investment in "sin" stocks).

Disinterested Trustee or Director. A disinterested trustee or director of the FRIC, RIF or SSgA Funds is a trustee or director who is not an interested trustee or director of the FRIC, RIF or SSgA Funds within the meaning of Section 2(a)(10) of the 1940 Act.

Financial Institution. See "Personal Securities Account."

Immediate Family. Shall include spouse, minor children, dependents and other relatives who share the same residence as the Associate and depend on the Associate for support.

Insider. Includes officers, directors, trustees and employees of a company. Under current judicial interpretation, the company must reasonably expect a person to whom material, nonpublic information is disclosed to keep such information confidential, and the relationship between the company and such person must at least imply a duty of confidentiality before the person will be considered an insider. In addition, a person can be a temporary insider if he or she enters into a special, confidential relationship in the conduct of a company's affairs and as a result of that relationship is given access to information solely for the company's purposes. Temporary insiders can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the associates of such organizations. Any Russell entity may become a temporary insider of a company it advises or for which it performs other services. In such cases insider status would likely extend to all Associates of the Russell Company who are personally in possession of material, nonpublic information about the client company.

Insider Trading. Trading in a security while in possession of material, nonpublic information (whether or not one is an insider) or communicating material, nonpublic information to others in connection with trading activity. Law concerning insider trading, like any law, is subject to change. Generally, insider trading law prohibits:

..    Trading in securities of a company by an insider while in possession of material, nonpublic information relating to that company;

..    Trading by a noninsider in the securities of a company while in possession of material, nonpublic information relating to that company, where the information either was:

     . disclosed to the noninsider in violation of an insider's duty to keep it confidential; or

     .    misappropriated by the noninsider; and

..    Communicating material, nonpublic information to others not authorized to receive such information.

Material Information. Material information is generally defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that Associates should consider material includes, but is not limited to: dividend changes; earnings estimates; changes in previously released earnings estimates; significant merger, acquisition, disposition, refinancing, restructuring, or other similar proposals or agreements; major litigation; liquidity problems; and extraordinary management developments.

Need to Know. Generally, a need to know exists when an Associate requires such information in order to effectively perform his or her duties on behalf of clients (or prospective clients). A need to know does not exist simply because the information may help another individual or business unit in activities that are unrelated to performance of the particular services requested by the client.

Nonpublic Information. Information is nonpublic until it has been effectively communicated to the marketplace. Associates should consider all client information to be nonpublic unless it can be shown that the information has been previously publicly disclosed. Effective public disclosure of information implies that sufficient time has passed since public dissemination and that the information is known generally in the financial marketplace. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public.

Personal Securities Account ("PSA"). A securities trading account maintained by an Associate or a member of their immediate family with a broker-dealer, investment advisor, bank or other financial institution (collectively, "Financial Institutions").

Private Securities Transaction. A Private Securities Transaction is a transaction that may occur outside normal market facilities or outside a securities brokerage account and includes, but is not limited to: private placements, unregistered securities, private partnerships and investment partnerships.

Russell Compliance Department. When used in the Code, this term refers to Russell's collective Compliance Department located at the corporate headquarters in Tacoma, Washington, U.S.A. and also includes those compliance officers located in certain non-U.S. offices of Russell (currently London, England; Sydney, Australia; Tokyo, Japan; Toronto, Canada).

Russell. Refers collectively to Frank Russell Company ("Russell") and each of its subsidiaries and affiliates.

Security. This term has the same meaning as that set forth in Section 2(a)(36) of the 1940 Act and includes commodities contracts as defined in Section 2(a)(1)(a) of the Commodity Exchange Act. So, generally speaking, securities include the following: any note; stock; bond; debenture; evidence of indebtedness; certificate of interest or participation in any profit sharing agreement; collateral trust certificate; preorganization certificate of subscription; transferable share; investment contract; voting-trust certificate; certificate of deposit for a security; fractional undivided interest in oil, gas, or other mineral rights; any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or, in general, any interest or instrument commonly known as a "security;" or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

However, for purposes of this Code, securities do not include securities issued by the government of the United States; bankers' acceptances; bank certificates of deposit; commercial paper; high-quality, short-term debt instruments, including repurchase agreements; Section 529 Plans; and shares of open-end investment companies (mutual funds) registered under the Investment Company Act of 1940.

                                                                          Tab 14
--------------------------------------------------------------------------------

                                                                           Forms

                                 TAB 14 - FORMS

I.   Acknowledgment...........................................................33
     (To be signed upon employment by new Associates)

II.  Approval Request for a Personal Securities Account.......................34
     (Request approval to maintain or open a PSA)

III. Approval Request for a Private Securities Transaction....................35
     (Request approval before making a private securities transaction)

IV.  Securities Holdings Report...............................................36
     (Report personally held securities, such as stock certificates)

V.   Approval Request for Outside Business Affiliation, Employment
     or Compensation.......................................................37-38
     (Request approval for outside business affiliation)

                                 ACKNOWLEDGMENT

I,                          , acknowledge that I have received the Frank Russell
   ------------------------
   Printed Name

Company U.S. Code of Ethics (the "Code") dated May 2003. I have read the Code and understand its policies and provisions, and I agree to be bound by the terms and conditions set forth therein.

I further certify that I have reported all Personal Securities Accounts, all Private Securities Transactions, and all other reportable items required to be disclosed pursuant to the requirements of the Code.


By:
   -----------------------------------------
   Signature

Print Name:
           ---------------------------------
Dated:                               , 20
      -------------------------------    ----
Department Name:
                ----------------------------

               APPROVAL REQUEST FOR A PERSONAL SECURITIES ACCOUNT

Associate Name:                                        Date:             , 20
               ------------------------------------         -------------    ---

Position:                                              Dept.:
         ------------------------------------------         ------------------

Check one:

[ ] I hereby submit and request permission to maintain the following pre-existing Personal Securities Account. I understand that if my request is approved, I must comply with all provisions of the U.S. Code of Ethics with respect to Personal Securities Accounts. With this request, I am giving the U.S. Russell Compliance Department the right to receive duplicate statements and trade confirmations for this account.

[ ] I hereby request permission to open a Personal Securities Account. I understand that I must comply with all provisions of the U.S. Code of Ethics with respect to Personal Securities Accounts. With this request, I am giving the U.S. Russell Compliance Department the right to receive duplicate statements and trade confirmations for this account.

                                  Name and Address of Financial Institution and
Account Name      Account No.     Registered Representative Maintaining Account
------------      -----------     ---------------------------------------------


The above-listed Personal Securities Account is managed on a discretionary basis by my Financial Institution. [ ] Yes [ ] No

Signed:                                                Date:             , 20
       --------------------------------------------         -------------    ---

Please note that your financial institution maintaining the above account(s) will be directed to send duplicate trade confirmations and monthly statements to a private post office box, not Russell's regular mailing address, to ensure privacy.

********************************************************************************

To be completed by the Associate's Manager

Acknowledged by:

Manager:                                               Date:             , 20
        -------------------------------------------         -------------    ---

********************************************************************************

U.S. Russell Compliance Department Use Only

We have reviewed and approved this Personal Securities Account. A letter requesting duplicate trade confirmations and monthly statements has been mailed to the financial institution(s) noted above.

Reviewed by:                                           Date:             , 20
            ---------------------------------------         -------------    ---

             APPROVAL REQUEST FOR A PRIVATE SECURITIES TRANSACTION

To:  U.S. Russell Compliance Department

From:                               (Name)                               (Title)
     ------------------------------       ------------------------------
                                    (Name of Department)
     ------------------------------

The undersigned requests approval of the following securities transaction:

Issuer:                    Is the Issuer a publicly traded company? Yes    No
       -------------------                                             ---   ---
Buy:     Sell:     Gift/Inheritance:      Anticipated date of transaction:
    ----      ----                  -----                                 ------
Description of Securities:
                          --------------------------------------------------
Number of shares/units:                    Cost/Proceeds:
                       -------------------               -------------------
Name of Person from whom I propose to purchase or to whom I propose to sell:
                                                                            ----
To your knowledge, is this investment being offered to others? Yes    No
                                                                  ---   ---
Are you providing any service or advice to this Issuer? Yes    No    If yes,
                                                           ---   ---
please describe the service or advice:
                                      --------------------------------------

Signed:                                            Date:             , 20
       -----------------------------------------        -------------    ---

****************************************************************************

To be Completed by the Associate's Manager

I have reviewed and approve this request for permission to engage in the Private Securities Transaction described. In connection with the request, I have the following comments:
                   ---------------------------------------------------------

----------------------------------------------------------------------------

Name of Manager (print):
                        -----------------------------
Signed:                                            Date:             , 20
       ------------------------------------------       -------------    ---

****************************************************************************

U.S. Russell Compliance Department Use Only

To:                                       (Associate Requesting Approval)
   --------------------------------------

Your request for permission to engage in the Private Securities Transaction described on this form has been approved. If any of the details of that transaction change, please advise me before the transaction is completed.

Reviewed by:                                       Date:             , 20
            -------------------------------------       -------------    ---

                           SECURITIES HOLDINGS REPORT

      Please use this form to report securities held personally outside an established brokerage account already reported to Russell.

Associate's Name:                                     Hire Date:
                  -------------------------------                ---------------

Position:                                             Dept.:
          ---------------------------------------            -------------------

Security Name       Number of         Principal
   / Symbol      Shares (Equity)   Amount (Fixed)   Registered Owner
-------------    ---------------   --------------   ----------------


Signed:                                                 Date:           , 20
       -----------------------------------------              ----------    ----

********************************************************************************

U.S. Russell Compliance Department Use Only

Reviewed and posted in the associate file.

Reviewed by:                                            Date:           , 20
            ------------------------------------              ----------    ----

               APPROVAL REQUEST FOR OUTSIDE BUSINESS AFFILIATION,
                           EMPLOYMENT OR COMPENSATION

No Associate may maintain any outside affiliations (e.g., officer or director, governor, trustee, etc.) with any business organization, outside employment, or receive compensation from any source without prior approval of the Associate's manager and the U.S. Russell Compliance Department. Please provide the information requested below, sign and submit the form to your manager for approval. You will be informed if approval is granted.

To: U.S. Russell Compliance Department

From:                              (Name)                                (Title)
      ----------------------------          ----------------------------
                                   (Name of Department)
      ----------------------------

1. Organization with which you wish to become affiliated, organization or person by whom you wish to be employed or compensated:

     a. Name:
             ----------------------------------------------------------------

     b. Address:
                -------------------------------------------------------------

     c. Nature of business:
                           --------------------------------------------------

     d. Does the organization have publicly traded securities?
                                                              ---------------

     e. If so, where are they traded?
                                     ----------------------------------------

     f. Is the organization a client of Russell?
                                                -----------------------------

     g. If so, in what capacity?
                                ---------------------------------------------

2. State the nature of your proposed affiliation and employment, or the nature of the services for which you will be compensated, and briefly describe your duties:
       ----------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

3. On what date will your proposed affiliation, employment or compensation begin?
      -----------------------------------------------------------------------

4. a. Will you be compensated?
                              ------------------------

   b. If so, how much?
                      --------------------------------

5. State the nature and extent of your financial interest, if any, in the organization:
             ----------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

                                                                 Continued . . .

6. State the amount of time you will devote to the business and indicate whether you will devote any time to the business during normal working hours:
                                                                     --------

-----------------------------------------------------------------------------

********************************************************************************

I, the undersigned, hereby request approval of the outside business affiliation, employment or compensation described herein.

Signed:
       -----------------------------------------

Date:                                           , 20
    --------------------------------------------    ---

********************************************************************************

To be Completed by the Associate's Manager

I have reviewed and approved this request for the outside business affiliation, employment or compensation described on this request. In connection with the request, I have the following comments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Name of Manager (print):
                        --------------------------------------

Signature:
          ----------------------------------------------------

Date:                                                  , 20
    ---------------------------------------------------    ---

********************************************************************************

U.S. Russell Compliance Department Use Only

To:                                 (Associate Requesting Approval)
  ----------------------------------

The outside business affiliation, employment or compensation described above has been approved. Please advise, in writing, your manager and the U.S. Russell Compliance Department, if any of the information in this request changes materially.

Reviewed by:
            ----------------------------------------

Date:                                        , 20
    -----------------------------------------    ---